UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 Bern Court, Suite 110 San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2018, the Board of Directors of Semler Scientific, Inc. (the “Company”) appointed Andrew B. Weinstein as the Company’s Senior Vice President, Finance and Accounting, and as the Company’s principal financial officer with immediate effect. Mr. Daniel E. Conger, the Company’s Vice President, Finance, will continue to serve in such capacity and as the Company’s principal accounting officer.

Mr. Weinstein, age 54, is the Company’s Senior Vice President, Finance and Accounting. He previously served as the Vice President of Accounting since joining the Company in March 2017. From May 2006 until joining the Company, Mr. Weinstein served as Vice President, Controller and member of senior management at Health Advocate, Inc. (“Health Advocate”), a health advocacy and assistance company that provides support and helps consumers navigate the healthcare system. During his tenure at Health Advocate, Mr. Weinstein was responsible for all accounting, finance, payroll, benefits and financial reporting activities of the company and its four subsidiaries, leading a team of eighteen people. He also served as a director of two of Health Advocate’s subsidiaries. Mr. Weinstein received a B.S. in Accounting from Pennsylvania State University and is a Certified Public Accountant (Pennsylvania).

Mr. Weinstein’s employment and compensation are governed by the terms of his March 2017 employment agreement. Under the terms of the agreement, Mr. Weinstein can be terminated at any time and his job titles, salaries and benefits may be modified from time to time as the Company deems necessary. Effective March 15, 2018, Mr. Weinstein’s base salary is $230,000 with target incentive of 20% of base salary. Mr. Weinstein is eligible to receive grants of equity awards under the Company’s 2014 stock incentive plan and participate in the Company’s health, welfare and other benefit programs, including its 401(k), on the same terms as all other Company employees.

The foregoing description of the terms of Mr. Weinstein’s employment agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement between Semler Scientific, Inc. and Andrew Weinstein, dated March 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: October 5, 2018	By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian, M.D.
Title: Chief Executive Officer